CONSENT OF ROPES & GRAY

       We consent to the filing of our opinion dated June 11, 1992, as an exhibit to the Post-Effective Amendment No. 16 to the registration statement on Form N-1A (the "Registration Statement") filed by The Preferred Group of Mutual Funds (the "Trust") and the references to us as counsel for the Trust in the Registration Statement.

                                                     Very Truly Yours,


                                                     Ropes & Gray